Agreement, dated as of July 26, 2006, between Hemispherx Biopharma, Inc., a Delaware corporation with offices at One Penn Center, 1617 JFK Blvd., 6th Floor, Philadelphia, PA 19103 ("Purchaser"), and Stem Cell Innovations, Inc. (previously known as Interferon Sciences, Inc.), a Delaware corporation with offices at 1812 Front Street, Scotch Plains NJ 07076 ("Seller").

      Purchaser desires to repurchase from Seller the royalty interest (the "Royalty Interest") Purchaser previously granted to Seller with respect to Purchaser's sale of products containing natural alpha interferon ("Interferon Products") in exchange for 250,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Purchaser, and Seller wishes to effect such exchange.

I.    Representations and Warranties of Seller

      Seller represents and warrants to Purchaser as follows:

      Section 1.01 Royalty Interest

      Seller owns the Royalty Interest, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

      Section 1.02 Authority to Sell

      Seller has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Seller have been duly taken to authorize the execution, delivery, and performance of this Agreement by Seller. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid, and binding obligation of Seller, and is enforceable as to Seller in accordance with its terms.

      Section 1.03 Non-Distributive Intent

      Seller is acquiring the Shares for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. Seller will not sell or otherwise dispose of the Shares without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and the certificate or certificates representing the Shares may contain a legend to the foregoing effect. By virtue of its position, Seller has access to the kind of financial and other information about Purchaser as would be contained in a registration statement filed under the Securities Act.

II.   Representations and Warranties of Purchaser

      Purchaser represents and warrants to Seller as follows:

      Section 2.01 Organization

      Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

      Section 2.02 Capitalization

      The authorized capita] stock of Purchaser consists of 100,000,000 shares of Common Stock, of which 62,212,889 shares are outstanding. Other than as set forth in Purchaser's Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission, (a) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or Other right calling for the issuance of, any share of capital stock of Purchaser or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Purchaser and (b) there is outstanding no security or other instrument convertible into or exchangeable for capital stock of Purchaser.

      Section 2.03 Validity of Shares

      The Shares, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid, and nonassessable.

      Section 2.04 Authority to Buy

      Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by Purchaser. This Agreement has been duly authorized, executed, and delivered by Purchaser, is the legal, valid, and binding obligation of Purchaser, and is enforceable as to Purchaser in accordance with its terms.

III.  The Exchange

      On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement, within ten days of the the date hereof Purchaser shall deliver to Seller (i) a certificate registered in its name for the Shares and (ii) a check in the amount of $38,483.53 in payment of the royalties due for the quarters ended December 31, 2005, March 31, 2006 and June 30, 2006, and upon receipt of such certificate and such check, the Royalty Interest shall be terminated with respect to sales by Purchaser of Interferon Products on or after the date hereof.


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

IV.   Registration Rights

      Section 4.01 Resale Registration Statement

      Purchaser shall, at its expense, (a) as soon as reasonably practicable, but not later than 60 days after the date hereof, file a registration statement (the "Resale Registration Statement") to register under the Securities Act the resale by Seller of the Shares, (b) use its reasonable best efforts to cause the Resale Registration Statement to become effective under the Securities Act on the earliest possible date and to remain effective until the second anniversary of the date hereof, or such earlier date as Seller owns no Shares, and (c) after the Resale Registration Statement is declared effective under the Securities Act, furnish Seller with such number of copies of the prospectus (the "Prospectus") included in the Resale Registration Statement as Seller may reasonably request to facilitate the resale of the Shares. In connection with the Resale Registration Statement, Seller shall furnish to Purchaser such information as Purchaser shall reasonably request.

      Section 4.02 Indemnification

      (a) To the extent permitted by law, Purchaser will indemnify and hold harmless Seller against any losses, claims, damages, expenses, or liabilities (collectively, "Losses") to which Seller may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other federal or state law, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon any of the following statements or omissions (each, a "Violation"): (i) any untrue Statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained above in this
Section 4.02(a) shall not apply (i) to amounts paid in settlement of any such Loss, action or proceeding if such settlement is effected without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, or (ii) to any such Loss, action or proceeding arising out of or based upon a Violation (A) which occurs in reliance upon and in conformity with written information furnished by Seller expressly for use in connection with the Resale Registration Statement or (B) contained in a preliminary prospectus but not in the prospectus, as then amended or supplemented, if such prospectus was timely made available by Purchaser pursuant to Section 4.01(c).

      (b) To the extent permitted by law, Seller will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 4.02(a), Purchaser, each of its directors, each of its officers who have signed the Resale Registration Statement, each person, if any, who controls Purchaser within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Resale Registration Statement against any Losses, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act, other federal or state law, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Seller expressly for use in connection with the Resale Registration Statement.


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

      (c) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 4.02 to the extent permitted by law.

      Section 4.03 Blue Sky Compliance

      Purchaser shall use reasonable efforts to register and qualify the Shares under such securities or blue sky laws of such jurisdictions in the United States as Seller reasonably requests; provided, however, that Purchaser shall not be required in connection therewith or as a condition thereto (a) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.03, (b) to subject itself to general taxation in any such jurisdiction, (c) to file a general consent to service of process in any such jurisdiction, (d) to provide any undertakings that cause more than nominal expanse or burden to Purchaser, or (e) to make any change in its Certificate of Incorporation or by-laws, which in each case the Board of Directors of Purchaser determines to be contrary to the best interests of Purchaser and its stockholders.

V.    Miscellaneous

      Section 5.01 Survived

      The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing and any delivery of Shares, irrespective of any investigation made by or on behalf of any party.

      Section 5.02 Modification

      This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

      Section 5.03 Notices

      Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5.03).


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

      Section 5.04 Waiver

      Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      Section 5.05 Headings

      The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or Interpretation of this Agreement.

      Section 5.06 Counterparts; Governing Law

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of New York, without giving effect to conflict of laws.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        Hemispherx Biopharma, Inc.


                                        By /s/ William A. Carter
                                           -------------------------------------


                                        Stem Cell Innovations, Inc.


                                        By /s/ James H. Kelly, CEO
                                           -------------------------------------


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